Exhibit 10.2
INDEMNIFICATION AGREEMENT
     This Agreement is made as of the ___ day of                     , 2008, by and between Bookham, Inc., a Delaware corporation (the “Corporation), and                      (the “Indemnitee”), a director or officer of the Corporation.
     WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;
     WHEREAS, Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The By-laws, Certificate of Incorporation of the Corporation and the DGCL expressly provide that indemnification provisions are not exclusive, and contemplate that contracts may be entered into between the Corporation and members of the board of directors, officers and other persons with respect to indemnification;
     WHEREAS, the board of directors of the Corporation (the “Board”) has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s stockholders and that the Corporation should act to assure such persons that there will be increased certainty of indemnification protection in the future;
     WHEREAS, it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified;
     WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws and Certificate of Incorporation of the Corporation and any resolutions adopted pursuant the By-laws and Certificate of Incorporation, and shall not be deemed a substitute for, nor to diminish or abrogate any rights of Indemnitee under such charter documents;
     NOW, THEREFORE, the parties agree as follows:
     1. Agreement to Serve. The Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders a resignation in writing.
     2. Definitions. As used in this Agreement:
          (a) “Corporate Status” means the status of a person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, fiduciary, partner, trustee, member, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, limited liability company or other enterprise.

          (b) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
          (c) “Enterprise” means the Corporation and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Corporation as a director, officer, employee, agent or fiduciary. With respect to employee benefit plans: references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.
          (d) “Expenses” means, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses shall also mean any federal, state or local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and shall include any ERISA excise taxes or penalties imposed in any Proceeding relating to any Indemnifiable Event. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
          (e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (1) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (2) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.
          (f) “Proceedings” means any threatened, pending or completed action, suit, arbitration, alternative dispute resolution proceeding, formal or informal investigation,

inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Corporation, by reason of any action taken by him or her, or of any inaction on his or her part while acting as an officer or director of the Corporation, or by reason of the fact that the Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of an Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his or her rights under this Agreement.
     3. Indemnity of Indemnitee. The Corporation agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality of this obligation:
          (a) Indemnification in Third-Party Proceedings. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3(a) if, by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection with such status, the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor). Pursuant to this Paragraph 3(a), Indemnitee shall be indemnified against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
          (b) Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3(b) if, by reason of the Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection with such status, the Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Paragraph 3(b), Indemnitee shall be indemnified against all Expenses and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that, if applicable law so provides, no indemnification shall be made under this Paragraph 3(b) in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery or such other court shall deem proper.
     4. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnifications provided elsewhere in this Agreement, the Corporation indemnifies and holds harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid or to be paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee, if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Corporation), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Corporation’s obligations pursuant to this Agreement shall be that the Corporation shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Paragraph 10) to be unlawful.
     5. Indemnification for Expenses of a Witness. To the extent that the Indemnitee is, by reason of the Indemnitee’s Corporate Status, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with serving as a witness.
     6. Indemnification of Expenses of Successful Party. To the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter in a Proceeding, the Indemnitee shall be indemnified against all Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding. Without limiting the foregoing, if any Proceeding or any claim, issue or matter in a Proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes of this Agreement to have been wholly successful with respect to the Proceeding, or claim, issue or matter in a Proceeding, respectively. If Indemnitee is not wholly successful in a Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this paragraph and without limitation, the termination of any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     7. Exceptions to Right of Indemnification.
          (a) Action Initiated by Indemnitee. The Corporation shall not indemnify the Indemnitee in connection with a Proceeding (or part thereof) initiated by the Indemnitee against the Corporation or its directors, officers, employees or other Indemnitees, unless the initiation of such Proceeding (1) was approved by the Board, or (2) the Corporation provides the indemnification in its sole discretion, pursuant to the power vested in the Corporation under applicable law.
          (b) Indemnitee Reimbursed From Insurance. The Corporation shall not indemnify the Indemnitee to the extent the Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to the Indemnitee and the Indemnitee is subsequently reimbursed from the proceeds of insurance, the Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.
          (c) Section 16(b) Actions. The Corporation shall not indemnify the Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of state statutory law or common law. Notwithstanding anything to the contrary stated or implied in this Section 7(c), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting for profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 10(b) of the Exchange Act of similar provisions of any federal, state of local laws.
     8. Notification and Defense of Claim. As a condition precedent to the Indemnitee’s right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any Proceeding for which indemnity will or could be sought; provided, that the failure to so notify the Corporation shall not release the Corporation of any liability it may have to the Indemnitee, except to the extent that the Corporation has been prejudiced by such failure. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate in the Proceeding at its own expense and/or to assume the defense of the Proceeding at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 8. The Indemnitee shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner, without the Indemnitee’s written consent, provided that Indemnitee’s written consent shall be required if such settlement (i) grants Indemnitee a complete and unqualified release of liability, (ii) does not impose any penalty or limitation on Indemnitee, and (iii) does not admit any liability or misconduct by Indemnitee. Neither the Corporation nor the Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.
     9. Advancement of Expenses. In the event that the Corporation does not assume the defense, pursuant to Paragraph 8 of this Agreement, of any Proceeding of which the Corporation receives notice under this Agreement, any Expenses incurred by or on behalf of the Indemnitee in defending such Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding within ten (10) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time; provided, however, that the payment of such Expenses incurred by or on behalf of the Indemnitee in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make repayment. Any advances and undertakings to repay pursuant to this Paragraph 9 shall be unsecured and interest free.
     10. Procedures and Presumptions for Indemnification.
          (a) Written Request. In the event the Indemnitee wishes to exercise his or her rights to indemnification or advancement of Expenses pursuant to the Paragraphs 3, 4, 5 or 6 or any other indemnification obligations under this Agreement, the Indemnitee shall submit to the Corporation a written statement to this effect, including with such statement documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          (b) Payment Dates. Any such advancement of Expenses or indemnification pursuant to Paragraphs 5 and 6, or any other indemnification obligations under this Agreement other than pursuant to Paragraphs 3 and 4, shall be paid within ten (10) days of receipt by the Corporation of the written request of the Indemnitee. Indemnification pursuant to Paragraphs 3 or 4 of this Agreement, that are approved following a determination of entitlement as set forth in this Paragraph 10, shall be made promptly within thirty (30) days after receipt by the Corporation of the written request of the Indemnitee.
          (c) Procedure for Determining Entitlement to Indemnification.
(i)	Upon written request by Indemnitee for indemnification pursuant to this Paragraph 10, a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following four methods, which shall be at the election of the Board: (A) by a majority vote of the Disinterested Directors, even though less than a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (C) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (D) if so directed by the Board, by the stockholders of the Corporation.
(ii)	If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to this Paragraph 10, the Independent Counsel shall be selected as provided in this Paragraph 10(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Corporation, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Paragraph 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to this Paragraph 10(c), no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection made by the Indemnitee to the Corporation’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Paragraph 10(c). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Paragraph 10, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Paragraph 10, regardless of the manner in which such Independent Counsel was selected or appointed.

(iii)	If the person, persons or entity empowered or selected under this Paragraph 10 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (A) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (B) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating to the determination; and provided, further, that the foregoing provisions of this Paragraph 10 shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to this Paragraph 10 and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting of the stockholders to be held within seventy-five (75) days after such receipt and such determination is made at the meeting, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making the determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made at the meeting.

(iv)	Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Corporation shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation indemnifies and agrees to hold Indemnitee harmless from such costs and expenses.
          (d) Presumptions for Determination of Entitlement to Indemnification.
(i)	In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii)	Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this subparagraph (ii) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(iii)	The termination of any Proceeding or any claim, issue or matter in a Proceeding, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.
(iv)	The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     11. Remedies. The right to indemnification or advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. The Indemnitee’s expenses (of the type described in the definition of “Expenses” in Paragraph 2(d)) incurred in connection with successfully establishing the Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.
               (a) In the event that (1) a determination is made pursuant to Paragraph 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (2) advancement of Expenses is not timely made pursuant to Paragraph 9 of this Agreement, (3) payment of indemnification is not made pursuant to Paragraph 10(b) of this Agreement, or (4) no determination of entitlement to indemnification is made pursuant to Paragraph 10(c) of this Agreement within ninety (90) days after receipt by the Corporation of the request for indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Paragraph 11(a). The Corporation shall not oppose Indemnitee’s right to seek any such adjudication.
               (b) In the event that a determination shall have been made pursuant to Paragraph 10(c) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Paragraph 11 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Paragraph 10.

               (c) If a determination shall have been made pursuant to Paragraph 10(c) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Paragraph 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
               (d) In the event that Indemnitee, pursuant to this Paragraph 11, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Corporation, the Corporation shall pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Paragraph 2(d) of this Agreement) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.
               (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Paragraph 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement. The Corporation shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Corporation of a written request for same) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Corporation under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Corporation, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
               (f) No determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
     12. Contribution.
               (a) Whether or not the indemnification provided in Paragraphs 3 and 4 of this Agreement is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Corporation waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

               (b) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.
               (c) The Corporation agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.
               (d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (1) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (2) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).
     13. Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights. The Corporation’s obligation to indemnify or advance Expenses under this Agreement to an Indemnitee who is or was serving at the request of the Corporation as a director, officer, employee or agent of an Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.
     14. Term of Agreement. This Agreement shall continue until and terminate upon the later of (i) six years after the date that the Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, partner, trustee, member, employee or agent of an Enterprise or (ii) the final termination of all Proceedings pending on the date set forth in clause (i) in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement and of any Proceeding commenced by the Indemnitee pursuant to Paragraph 11 of this Agreement relating to such Proceedings.
     15. Indemnification Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any other agreement, any vote of stockholders or Disinterested Directors, the DGCL, any other law (common or statutory), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding office for the Corporation. No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy conferred in this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement, or now or after the date of this Agreement existing at law or in equity or otherwise.
     16. Insurance. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or the Indemnitee in any such capacity, or arising out of the Indemnitee’s status as such, whether or not the Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Corporation or of any Enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms. For the duration of Indemnitee’s service as a director and/or officer of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible claim indemnifiable pursuant to the terms of this Agreement, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies or directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Corporation that is at least substantially comparable in scope and amount to that proved by the Corporation’s current policies of director’s and officers’ liability insurance. The minimum AM Best rating for the insurance carriers of such insurance carrier hall be not less than A-VI. In the event of a Change in Control the Corporation shall maintain in force any and all insurance policies than maintained by the Company in providing insurance; directors’ and officers’ liability, fiduciary, employment practices or otherwise, in respect of Indemnitee, for a period of six year thereafter. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
     17. No Special Rights. Nothing herein shall confer upon the Indemnitee any right to continue to serve as an officer or director of the Corporation for any period of time or at any particular rate of compensation.
     18. Savings Clause. The invalidity of unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision of this Agreement conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict. If this Agreement or any portion of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.
     19. Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     20. Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.
     21. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.
     22. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. Except as expressly provided in this Agreement, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, nor shall any such waiver constitute a continuing waiver.
     23. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (i) when delivered by hand, (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed, or (iii) two (2) business days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) if to the Indemnitee, to:

(b) if to the Corporation, to:	Chief Executive Officer
2584 Junction Avenue
San Jose, California 95134

Copy to:	General Counsel
2584 Junction Avenue
San Jose, California 95134
or to such other address as may have been furnished to the Indemnitee by the Corporation or to the Corporation by the Indemnitee, as the case may be.
     24. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of law rules. The Indemnitee may elect to have the right to indemnification or reimbursement or advancement of Expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of Expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of Expenses is sought; provided, however, that if no such notice is given, and if the DGCL is amended, or other Delaware law is enacted, to permit further indemnification of the directors and officers, then the Indemnitee shall be indemnified to the fullest extent permitted under the DGCL, as so amended, or by such other Delaware law, as so enacted.
     25. Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to continue to serve as an officer or director of the Corporation, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity.
     26. Entire Agreement. This Agreement sets forth the entire agreement of the parties to this Agreement in respect of the subject matter contained in this Agreement and supercedes all prior agreements, whether oral or written, by any officer, employee or representative of any party in respect of the subject matter contained in this Agreement. Any prior agreement of the parties in respect of the subject matter contained in this Agreement is terminated and cancelled. For avoidance of doubt, the parties confirm that the foregoing does not apply to or limit the Indemnitee’s rights under Delaware law or the Corporation’s Certificate of Incorporation or By-Laws.
     27. Consent to Suit. In the case of any dispute under or in connection with this Agreement, the Indemnitee may only bring suit against the Corporation in the Court of Chancery of the State of Delaware. The Indemnitee consents to the exclusive jurisdiction and venue of the courts of the State of Delaware, and the Indemnitee waives any claim the Indemnitee may have at any time as to forum non conveniens with respect to such venue. The Corporation shall have the right to institute any legal action arising out of or relating to this Agreement in any court of competent jurisdiction. Any judgment entered against either of the parties in any proceeding under this Agreement may be entered and enforced by any court of competent jurisdiction.
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

INDEMNITEE	BOOKHAM, INC.

By:

Name:

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